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                                                                Exhibit 99.10(i)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 333-11131 of our report dated February 10, 1996, on our audit of the statements of operation and changes in net assets of The New England Variable Account of New England Mutual Life Insurance Company for the periods ended December 31, 1995, which are included in the "Statement of Additional Information." We also consent to the reference to our Firm under the caption "Experts" in the "Statement of Additional Information" in this Registration Statement.

                                           Coopers & Lybrand L.L.P.

Boston, Massachusetts
April 29, 1997